As filed with the Securities and Exchange

Commission on December 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	31-0345740
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1014 Vine Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Dillon Companies, Inc. Employees’ Profit Sharing Plan

(Full title of Plan)

Paul W. Heldman

Executive Vice President, Secretary and General Counsel

The Kroger Co.

1014 Vine Street

Cincinnati, Ohio 45202

(Name and address of agent for service)

(513) 762-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title Of	Amount	Offering	Aggregate	Amount of
Securities To	To be	Price	Offering	Registration
Be Registered	Registered	Per Share(1)	Price(1)	Fee
Common Shares $1 Par Value	5,000,000 shares	$26.74	$133,700,000	$18,236.68

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant’s Common Shares on the New York Stock Exchange on December 10, 2012, which date is within 5 business days prior to the date of the filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant is registering additional securities under the Plan covered hereby for which a Registration Statement on Form S-8, bearing Registration No. 333-152605, currently is effective, and therefore, pursuant to General Instruction E. of Form S-8, the Registrant elects to incorporate by reference the contents of such Registration Statement which constitute information required in the Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 13, 2012.

THE KROGER CO.

By	/s/ David B. Dillon
David B. Dillon,
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 13, 2012.

Signature	Title

/s/ David B. Dillon	Chairman of the Board, Chief Executive Officer and Director
David B. Dillon	(principal executive officer)

/s/ J. Michael Schlotman	Chief Financial Officer
J. Michael Schlotman	(principal financial officer)

/s/ M. Elizabeth Van Oflen	Vice President and Corporate Controller
M. Elizabeth Van Oflen	(principal accounting officer)

/s/ Reuben V. Anderson	Director
Reuben V. Anderson

/s/ Robert D. Beyer	Director
Robert D. Beyer

/s/ Susan J. Kropf	Director
Susan J. Kropf

/s/ John T. LaMacchia	Director
John T. LaMacchia

/s/ David B. Lewis	Director
David B. Lewis

/s/ W. Rodney McMullen	President, Chief Operating Officer and Director
W. Rodney McMullen

/s/ Jorge P. Montoya	Director
Jorge P. Montoya

/s/ Clyde R. Moore	Director
Clyde R. Moore

/s/ Susan M. Phillips	Director
Susan M. Phillips

/s/ Steven R. Rogel	Director
Steven R. Rogel

/s/ James A. Runde	Director
James A. Runde

/s/ Ronald L. Sargent	Director
Ronald L. Sargent

/s/ Bobby S. Shackouls	Director
Bobby S. Shackouls

By:	*/s/ Bruce M. Gack
Bruce M. Gack
Attorney-in-fact

INDEX OF EXHIBITS

Exhibit 5.1	Opinion of Paul W. Heldman, Esquire, including his consent. Filed herewith.

Exhibit 5.2	IRS Determination Letter. Filed herewith.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. Filed herewith.

Exhibit 23.2	Consent of Paul W. Heldman, Esquire. Contained in the opinion filed as Exhibit 5.1 hereto.

Exhibit 24	Powers of Attorney of certain officers and directors of Kroger. Filed herewith.